SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    PIERCING PAGODA, INC.
                       (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                            [GRAPHIC OMITTED - LOGO]
                              Piercing Pagoda, Inc.

                              Piercing Pagoda, Inc.
                                 P.O. Box 25007
                          Lehigh Valley, PA 18002-5007



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   to be held on Wednesday, September 17, 1997

The Annual Meeting of Stockholders of Piercing Pagoda, Inc. (the "Company") will be held on Wednesday, September 17, 1997, at 10:00 a.m., at the Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania for the following purposes:

     1. To elect two directors to hold office until the 2000 Annual Meeting of Stockholders.

     2. To approve the amendment of the Piercing Pagoda, Inc. 1994 Stock Option Plan in order to, among other things, increase the number of shares available thereunder.

     3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the 1998 fiscal year.

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on July 22, 1997 as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting.

     You are cordially invited to attend the meeting in person. The Board of Directors urges you to sign, date and return the enclosed proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.

                                                             John F. Eureyecko
                                                             Secretary

August 5, 1997

                              Piercing Pagoda, Inc.
                                 P.O. Box 25007
                          Lehigh Valley, PA 18002-5007
                           ---------------------------

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Stockholders
                               September 17, 1997
                           --------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Piercing Pagoda, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting"), which will be held on Wednesday, September 17, 1997, at 10:00 a.m. at the Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to stockholders of the Company (the "Stockholders") on or about August 5, 1997.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of two directors whose terms of office will extend until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified, "FOR" the approval of the amendment of the Company's 1994 Stock Option Plan in order to, among other things, increase the number of shares available thereunder and "FOR" the approval of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year ending March 31, 1998.

     A plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the subject matter is required to approve the proposals to amend the Company's 1994 Stock Option Plan and to approve the appointment of auditors. Abstentions will be considered present and entitled to vote at the Meeting for purposes of determining the presence of a quorum, but will not be counted as votes for a given matter. Abstentions on the proposals to amend the Company's 1994 Stock Option Plan and to approve the appointment of auditors will have the effect of votes against the proposals because they require for passage the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain matters when they have not received instructions from beneficial owners. Where brokers vote on some matters but cannot exercise discretionary authority on a matter for beneficial owners who have not provided voting instructions (commonly known as "broker non-votes"), those shares will be considered present and entitled to vote for quorum purposes, but will not be included in the vote totals for the matter on which the broker could not vote. Any broker non-votes on the proposals to amend the Company's 1994 Stock Option Plan and to approve the appointment of auditors would have no effect on the outcome of the proposals because these proposals require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote, and such broker non-votes will not be considered shares present and entitled to vote with respect to such matters under applicable Delaware law.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

At the close of business on July 22, 1997, the record date, there were 5,937,120 shares of the Company's common stock (the "Common Stock") outstanding. Only Stockholders of record at the close of business on that date are entitled to vote at the Meeting. At the Meeting, such Stockholders will be entitled to one vote for each share of Common Stock owned at the record date. There is no other class of voting securities outstanding. The presence at the Meeting, in person or by proxy, of persons entitled to cast the votes of a majority of such outstanding shares of Common Stock will constitute a quorum for consideration of the matters expected to be voted on at the Meeting. In the election of directors, Stockholders will not have cumulative voting rights.

Securities Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock as of July 22, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company,
(iii) each Named Officer (as hereinafter defined) and (iv) all directors and Named Officers of the Company as a group. Information with respect to 5% owners is based on public filings and as a result of a recent public offering, completed by the Company, there may be other 5% owners; however, the Company does not have any definitive information regarding such owners.

                                        Amount and Nature of       Percent of
                Beneficial Owner       Beneficial Ownership(1)  Common Stock(1)


          Richard H. Penske(2).......        2,428,174               40.9%

            Piercing Pagoda, Inc.
            P.O. Box 25007
            Lehigh Valley, PA 18002-5007
                                                97,013
          John F. Eureyecko..........                                 1.6
                                                                        *
          Barry R. Clauser(3)........           53,751
                                                                        *
          Sharon J. Zondag...........           43,551
                                                                        *
          Susan S. Iseminger.........            7,572

          Alan R. Hoefer(4)..........           65,556                1.1

          Mark A. Randol.............           22,824                  *

          All   directors   and  Named
          Officers   as  a  group   (7                               45.8
          persons)(2)(3)(4)..........        2,718,441
----------
 *  Less than 1%.

     (1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted. Shares of Common Stock subject to options that are exercisable within 60 days of this proxy statement are deemed beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Accordingly, the information in the above table includes the following number of shares of Common Stock underlying options held by the following individuals, and all directors and Named Officers as a group, when computing the percentage ownership of such individual, director or group: Mr. Richard H. Penske, 5,000 shares; Mr. John F. Eureyecko, 40,000 shares; Mr. Barry R. Clauser and Ms. Sharon J. Zondag, 25,000 shares each; Ms. Susan S. Iseminger, 7,200 shares; Messrs. Alan R. Hoefer and Mark A. Randol, 6,000 shares each; and all directors and Named Officers as a group, 114,200 shares.

     (2) Includes an aggregate of 110,893 shares held in two annuity trusts of which Mr. Penske's wife is a beneficiary and an aggregate of 100,280 shares held in two trusts of which Mr. Penske is a beneficiary (collectively, the "Annuity Trusts"). Victoria L. Penske and Crislyn A. Penske, Mr. Penske's two oldest children, are the trustees of the Annuity Trusts. Also includes an aggregate of 85,380 shares divided equally among four trusts, one for the benefit of each of Mr. Penske's four children, of which Victoria L. Penske and Crislyn A. Penske are the trustees. Mr. Penske disclaims beneficial ownership as to all of such shares.

     (3) Includes 200 shares held by Mr. Clauser as custodian for his children, as to which shares he disclaims beneficial ownership.

     (4) Includes 4,000 shares held by a trust for the benefit of one of Mr. Hoefer's children of which he is the trustee, 300 shares held by his wife and 11,000 shares held by a charitable foundation of which Mr. Hoefer is a trustee, as to all of which shares he disclaims beneficial ownership.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, and the regulations thereunder, require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons during the 1997 fiscal year were made on a timely basis, except that Richard H. Penske filed on July 10, 1997 a report on Form 5 relating to one disposition in October 1996 of 500 shares of Common Stock and six dispositions in November 1996 of an aggregate of 30,400 shares of Common Stock. The Form 5 was filed as a result of the failure to file reports on Form 4 with respect to these transactions.




                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     At the Meeting, the Stockholders will elect two directors to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, with the term of one class of directors expiring each year. The directors whose term of office expires at the Meeting are Messrs. Richard H. Penske and Alan R. Hoefer.

     The Board of Directors has nominated Messrs. Richard H. Penske and Alan R. Hoefer to serve as directors until the 2000 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Such nominees have indicated a willingness to continue to serve as directors. Should either nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares which such proxy represents for the election of such other person as the Board of Directors may recommend. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted "FOR" the election of Messrs. Richard H. Penske and Alan R. Hoefer. A plurality of the votes cast is required for the election of directors.

     The nominees for election as the directors to be elected at the Meeting and the directors whose terms of office continue after the Meeting, together with certain information about them, are set forth below:

                                       Term      Positions with
                  Name           Age   Expires      Company


          Richard H.              54    1997    Chairman of the Board and
          Penske........                        Chief Executive Officer

          Alan R.                 63    1997    Director +
          Hoefer.............
          Mark A.                 62    1998    Director +
          Randol............

          John F.                 48    1999    President, Chief Operating
          Eureyecko........                     Officer, Secretary and Director


                 + Member of the Audit and Compensation Committees.

     Richard H. Penske has served the Company and its predecessor in various capacities for more than 25 years. Mr. Penske served as President of the Company from 1980 to June 1996, and has served as the Chief Executive Officer since 1986. Mr. Penske has served as a director of the Company since 1978.

     Alan R. Hoefer has served as a director of the Company since March 1994. Since August 1988, Mr. Hoefer has been the Managing General Partner of Alan Hoefer & Co., a private investment banking firm.

     Mark A. Randol has served as a director of the Company since March 1994. Since 1979, Mr. Randol has been the President of Forest City Management, Inc., a real estate development company.

     John F. Eureyecko joined the Company in October 1991 and has served as President and Chief Operating Officer since June 1996. Mr. Eureyecko had previously served as Executive Vice President from January 1992 to June 1996 and as Chief Financial Officer from February 1994 to June 1996. Mr. Eureyecko was elected as Secretary in January 1992 and as a director in March 1994. Mr. Eureyecko joined the Company with 18 years experience at Triangle Building Supplies and Lumber Co., a building materials retailer, where he last served as Senior Vice President and General Manager.

Meetings and Committees of the Board of Directors

     The Board of Directors has an Audit Committee and a Compensation Committee. Messrs. Hoefer and Randol serve as members of both the Audit Committee and the Compensation Committee. The functions of the Audit Committee, which held two meetings during fiscal 1997, include reviewing the scope and results of the annual audit, internal accounting procedures and certain other questions of accounting policy. The functions of the Compensation Committee, which held two meetings, and acted by unanimous consent in writing twice, during fiscal 1997, include considering and determining all compensation matters relating to the Company's executive officers.

     The Board of Directors held four meetings, and acted by unanimous consent in writing six times, during fiscal 1997. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which the director served.

Compensation of Directors

     Members of the Board of Directors who are not employees of the Company are compensated at the annual rate of $8,000. Non-employee directors will also receive $1,000 for each meeting of the Board of Directors which they attend and, if not held in conjunction with a Board meeting, a fee of $1,000 for each meeting of a committee of the Board of Directors which they attend. The Company also reimburses all directors for their expenses in connection with their activities as directors of the Company. Directors who are also employees of the Company do not receive any compensation for serving on the Board of Directors. Pursuant to the Company's 1994 Stock Option Plan, each director who is a member of the Compensation Committee also receives an annual grant of ten year options to purchase 2,000 shares of Common Stock at the fair market value on the date of grant, becoming exercisable on the first anniversary of the date of grant.


                        THE BOARD OF DIRECTORS RECOMMENDS
                     VOTING "FOR" THE NOMINEES FOR DIRECTOR



                                  PROPOSAL TWO

   APPROVAL OF THE AMENDMENT OF THE COMPANY'S 1994 STOCK OPTION PLAN IN ORDER TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES AVAILABLE THEREUNDER

     On May 18, 1994, the Board of Directors of the Company adopted, and the stockholders of the Company approved, the Piercing Pagoda, Inc. 1994 Stock
Option Plan (the "Plan"), making 450,000 shares of stock in the Company available for grants of options, subject to the terms and conditions set forth in the Plan. In May and July of 1997, certain amendments to the Plan, described below, were adopted by the Board of Directors of the Company, subject to their approval by the Company's stockholders. The affirmative vote of the holders of a majority of the Company's Common Stock present at the meeting in person or by proxy is required to approve the amendment of the Plan. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted "FOR" the proposal to approve the amendment of the Company's 1994 Stock Option Plan in order to, among other things, increase the number of shares available thereunder. If not so approved, the Plan shall continue in effect as thought these amendments had not been adopted, and any actions taken dependent on the adoption of these amendments will be null and void.

     The amendments to the Plan made the following changes:

     1. The number of shares available for grants of Options (as defined below) under the Plan was increased from 450,000 to 600,000.

     2. A limitation on grants of Options to individual employees was added to the Plan. Under this limitation, no employee may be granted Options to acquire more than 100,000 shares of the Company's Common Stock during any calendar year.

     3. Provisions relating to the administration of the Plan were modified to eliminate references to "disinterested directors" (as that term was defined in Rule 16b-3 promulgated by the Securities Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended) in order to coordinate the administration of the Plan with amendments made by the Securities Exchange Commission eliminating the concept of "disinterested directors" in favor of administration of Option grants by a committee of "non-employee" directors. In addition, the changes in the administrative provisions, as well as the limitation on individual employee grants during any calendar year noted above, are also intended to permit the Plan to be operated consistent with the requirements applicable to plans providing for "performance-based compensation" to employees that would otherwise potentially be subject to limitations on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). For further discussion of Code Section 162(m), see "Deductibility of Executive Compensation Under the Million Dollar Cap Provisions of the Internal Revenue Code" below.

     The Plan, as amended, is intended to recognize the contributions made to the Company by employees, members of the Board of Directors and consultants and advisors, to provide such persons with additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of options to acquire the Company's Common Stock ("Options"). Options granted under the Plan to employees may be "incentive stock options" ("ISOs") within the meaning of Code Section 422(b), or may be Options not intended to be ISOs ("non-qualified stock options"). Options granted to individuals who are not employees of the Company will be non-qualified stock options.

     When used in this description of the Plan, the term "Company" also includes any affiliated corporation (an "Affiliate") whose employees are permitted, under the applicable provisions of the Code, to participate in the Plan on the same basis as employees of Piercing Pagoda, Inc.

     The key provisions of the Plan, as amended, are as follows:

     1. Number of Shares. The aggregate maximum number of shares of the Company's Common Stock for which Options may be granted under the Plan is 600,000 (taking into account all Options previously granted that have not terminated or expired without having been exercised), subject to adjustment in the event there is a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares or dividends payable in Shares effected without receipt of consideration by the Company.

     2. Administration. The Plan will be administered by the Board of Directors of the Company, unless the Board of Directors designates a committee or committees composed of two or more of its members to operate and administer the Plan in its stead. If that is done, the Board of Directors may designate a committee which consists exclusively of two or more of its members who are, or are expected to be, qualified as both "outside directors" (i.e., directors who qualify as "outside directors" under the rules applicable to the "performance-based" compensation exception to the limitations on deduction of certain compensation in excess of $1 million imposed by Section 162(m) of the
Code), and as "non-employee directors" (i.e., directors who qualify as "non-employee directors" under Rule 16b-3 as promulgated by the Securities Exchange Commission in connection with the conditions under which certain transactions may be exempt from Section 16 of the Securities Exchange Act of 1934.) Any committee designated by the Board of Directors for this purpose, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee." If a separate committee of "outside directors" or of directors who are expected to be "outside directors" is established, that committee will be referred to as the "Outside Director Committee." The members of the Outside Director Committee will receive Options under the Plan on the basis of a set formula. These Options will be administered by the Board of Directors other than the members of the Outside Director Committee. As of the date of the amendment to the Plan, the Plan administrative committee previously known as the Disinterested Director Committee was redesignated as the Outside Director Committee, the members of which are currently the members of the Compensation Committee.

     3. Eligibility. All employees, members of the Board of Directors and consultants and advisors to the Company are eligible to receive Options under the Plan. Members of the Outside Director Committee, however, are only eligible to receive Options granted under the formula provisions of the Plan, as explained below. With respect to all other eligible individuals, the Committee determines whether an individual is to receive an Option or Options. On July 22, 1997, approximately 3,845 employees and two non-employee members of the Board of Directors of the Company were eligible to receive Options under the Plan.

     4. Term of the Plan. No Option may be granted under the Plan after May 17, 2004.

     5. Number of Option Grants. Each grant of an Option under the Plan will be set forth in an Option document that will specify the number of shares subject to the Option. An optionee may receive more than one Option and may be granted Options which are ISOs, non-qualified options or a combination thereof. In no event, however, will Options to acquire more than 100,000 shares of the Company's Common Stock be granted to any individual employee during any one calendar year.

     6. Term of Options. All Options, other than Options automatically granted to members of the Outside Director Committee, terminate on the earliest of: (a) the expiration of the term specified in the Option grant document (which, in the case of ISOs, can not be more than ten years from the date of grant), (b) one year after the optionee's employment terminates due to death or disability, or three months after the optionee's termination of employment for any other reason, (c) a finding by the Committee that the optionee has breached his employment or service contract with the Company or an affiliate, or has been engaged in disloyalty to the Company or its affiliates, (d) the date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company, or (e) the occurrence of any other event the Committee specifies in the Option document. Notwithstanding the foregoing, the Committee has the discretion to extend the period during which an Option may be exercised to a date no later than the option term specified in the Option document (with the consent of the optionee if such a change would convert an ISO into a non-qualified stock option). The time that an Option terminates following the termination of the optionee's service or employment may, however, be varied from the times noted above if alternative termination dates are specified in the Option document.

     7. Option Exercise Price. The option exercise price for non-qualified options, other than Options automatically granted to members of the Outside
Director Committee, will be equal to, or greater than the fair market value of the shares subject to the Option determined on the date of grant. On July 22, 1997, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $26.50.

     8. Special ISO Rules for Certain Shareholders. If an ISO is granted to an optionee who then owns, directly or by attribution under the Code, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, the term of the Option will not exceed five years and the option price will be at least 110% of the fair market value of the shares on the date that the Option is granted.

     9. Payment. An Option holder may pay for shares in cash, certified or cashier's check, or by such mode of payment as the Committee may approve, including payment through a broker and payment in whole or in part in shares of the Company's Common Stock, based on the fair market value of such Common Stock at the time of payment.

     10. Option Documents; Restriction on Transferability. All Options will be evidenced by a document containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. No Option granted under the Plan may be transferred, except by will, the laws of descent and distribution or, in the case of a non-qualified stock option, pursuant to a "qualified domestic relations order," within the meaning of the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     11. Provisions Relating to a "Change of Control" of the Company. Notwithstanding any other provision of the Plan, in the event of a "Change of Control" of the Company, all outstanding Options held by optionees who are either employees or members of the Board of Directors at the time there is a Change of Control will become automatically fully vested. In addition, the Committee may take whatever action it deems necessary or desirable with respect to outstanding Options (other than Options granted automatically to Non-employee Directors), including accelerating the expiration of outstanding Options.

     A "Change of Control" occurs under the Plan: (a) on the date the Company's stockholders (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement for the dissolution or liquidation of the Company, (b) on the date the Company's stockholders (or the Board of Directors, if stockholder action is not required) approve an agreement to sell or dispose of substantially all of the Company's assets, (c) on the date the Company's stockholders (or the Board of Directors, if stockholder action is not required) and the stockholders (or the board of directors) of another corporation have approved a definitive agreement to merge or consolidate the Company with or into the other corporation (except where the Company's stockholders immediately prior to the transaction will hold a majority of common stock of the surviving corporation and a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation transaction, held in the same proportion as the Company's Common Stock was held immediately prior to the transaction), (d) on the date any entity, person or group (other than the Company, any of its subsidiaries, any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, Richard H. Penske, his family members or trusts for his family members) comes to have beneficial ownership of more than fifty percent of the Company's Common Stock or comes to have control over more than fifty percent of the voting power of the Company's Common Stock, or (e) on the first day after the original effective date of the Plan when a majority of the members of the Board of Directors have been directors for less than two years (unless the nomination for election of those directors was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who were members at the beginning of the two year period).

     12. Provisions Relating to Automatic Grants to Directors. Under the Plan, each member of the Outside Director Committee on each June 1 (or on the anniversary of the date the director first became a member of the Outside Director Committee, if that is a different date) is automatically granted an Option to purchase 2,000 shares of the Company's Common Stock (an "Outside Director Option"). The exercise price for the Outside Director Options is the fair market value of the underlying shares as of the date of grant. The Outside Director Options become fully exercisable on the first anniversary of the date of grant, provided the optionee continues to serve on the Board of Directors as of that date. The Outside Director Options have a ten year term, but will terminate one year following the optionee's death or disability, or three months following the termination of the optionee's service as a member of the Board of Directors for any other reason. Outside Director Options that are not exercisable when the optionee ceases to serve as a member of the Board of Director will terminate as of the date of the optionee's termination of service on the Board of Directors.

     13. Amendments to Option Documents and the Plan. Subject to the provisions of the Plan, the Committee may amend an Option document (other than the Outside Director Options), subject to the consent of the Option holder if the amendment is not favorable and is not being made pursuant to provisions of the Plan relating to a "Change of Control" of the Company. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining shareholder approval within twelve months before or after such action, change the class of individuals eligible to receive an Option or increase the maximum number of shares as to which Options may be granted. In addition, provisions of the Plan relating to the Outside Director Options that determine (i) which directors will be granted Options; (ii) the number of shares subject to such Options; (iii) the option exercise price of such Options; and (iv) the timing of grants of Options may not be amended more than once every six months, other than to comport with changes in the Code or ERISA.

     14. Tax Aspects of the Plan. The following discussion is intended to summarize briefly the general principles of federal income tax law applicable to Options granted under the Plan as of the date hereof.

     Taxation of ISOs. A recipient of an ISO will not recognize regular taxable income upon either the grant or exercise of the ISO. The Option holder will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO, provided the Option holder does not dispose of those shares within two years from the date the ISO was granted or within one year after the shares were transferred to such Option holder. Currently, for regular federal income tax purposes, long-term capital gain is taxed at a maximum rate of 28%, while ordinary income may be subject to a maximum rate of 39.6%. If the Option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

     As a general rule, if the Option holder disposes of the shares acquired through the exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the Option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the Option holder held the shares prior to the disposition.

     The amount by which the fair market value of a share at the time of exercise exceeds the option exercise price will be included in the computation of such Option holder's "alternative minimum taxable income" in the year the Option holder exercises the ISO. Currently, the maximum alternative minimum tax rate is 28%. If an Option holder pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid will be allowed as a credit against regular tax liability in subsequent years. The Option holder's basis in the shares for purposes of the alternative minimum tax will be adjusted when income from a disposition of the shares is included in alternative minimum taxable income.

     Taxation of Non-qualified Stock Options. A recipient of a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an Option holder will generally recognize ordinary income in the taxable year in which the Option holder exercises the non-qualified stock option in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such Options over the option exercise price of the Option. The Company will, subject to various limitations, be allowed a deduction in the same amount. Upon disposition of the shares subject to the Option, an Option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the Option holder's basis in the share (which ordinarily would be the fair market value of the share on the date the Option was exercised).

     Withholding. Whenever the Company would otherwise transfer a share of Company Common Stock under the terms of the Plan, the Company has the right to require the recipient to make available sufficient funds to satisfy all applicable federal, state and local withholding tax requirements as a condition to the transfer, or to take whatever other action the Company deems necessary with respect to its tax liabilities.

     Deductibility of Executive Compensation Under the Million Dollar Cap Provisions of the Internal Revenue Code. Section 162(m) of the Code sets limits on the deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain employees (the "million dollar cap"). The IRS has also issued Treasury Regulations which provide rules for the application of the "million dollar cap" deduction limitations. Income which is treated as "performance-based compensation" under these rules will not be subject to the limitation on deductibility imposed by Code Section 162(m). In order for income which is recognized as ordinary compensation income on the exercise of a non-qualified stock option to be treated as "performance-based" compensation under these rules (i.e., not subject to the deduction limitations of the "million dollar cap"), the non-qualified stock option must be granted under a plan which complies in form with certain rules, the plan must be administered consistent with those rules, and the non-qualified stock option must meet certain requirements. The Plan and the non-qualified stock options comply in form with the applicable "performance-based compensation" rules. It is the intention of the Board of Directors to cause the Plan to be administered by "outside directors" consistent with the rules applicable to plan administration to the extent that is possible and to the extent other considerations do not cause the Board of Directors to conclude that such compliance with the administrative  rules  is not in  the  best  interests  of the  Company.  It is, therefore, anticipated that ordinary compensation income attributable to non-qualified stock options granted under the Plan, as amended, generally will be treated as "performance-based" compensation exempt from the "million dollar cap" rules unless circumstances at the time of any such grant cause the Board of Directors to determine that compliance with the applicable requirements was not in the best interests of the Company. The Board of Directors also anticipates that it will, in such event, take such steps as it deems appropriate in order to avoid any detrimental impact of the "million dollar cap."

     In June 1997, the Company issued Options to purchase an aggregate of 80,000 shares of the Company's Common Stock. Shares issuable upon exercise of such Options are primarily from the 150,000 share increase in the number of shares authorized under the Plan that is part of the amendments being presented for stockholder approval. The following table sets forth the number of such Options, which as of July 22, 1997, had been granted to: (i) each of the Named Officers,
(ii) all current executive officers as a group, and (iii) each nominee for election as a director. As of July 22, 1997, none of such Options were issued to any of the current directors who are not executive officers, to any associate of the directors, executive officers or nominees listed in the table, or to any employees, including current officers who are not executive officers. Also, as of such date, no other person had been issued five percent of such Options.

                  Piercing Pagoda, Inc. 1994 Stock Option Plan

                                                             Number of
   Name and Principal Position                                Options

Richard H. Penske,  Chief Executive Officer and
nominee for election as a director .......................     25,000

John Eureyecko, President.................................     25,000

Sharon J.Zonda, Senior Vice President -- Store
Operations ...............................................     15,000

Barry R.Clauser, Senior Vice President -- Merchandise
Operations ...............................................     15,000

Susan S.Iseminger, Vice President -- Store
Operations ...............................................       --

All current executive officers, as a group ...............     80,000

Alan R. Hoefer, nominee for election as a director .......       --

     It cannot be determined to whom and in what amounts the remainder of such Options will be issued in the future.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      VOTING "FOR" THE PROPOSAL TO APPROVE
                    THE AMENDMENT OF THE COMPANY'S 1994 STOCK
                  OPTION PLAN IN ORDER TO, AMONG OTHER THINGS,
               INCREASE THE NUMBER OF SHARES AVAILABLE THEREUNDER




                                 PROPOSAL THREE

                 APPROVAL OF THE COMPANY'S INDEPENDENT AUDITORS

     The Company's Board of Directors recommends that the Stockholders consider and approve a proposal to select KPMG Peat Marwick LLP, which served as the Company's independent public auditors for the last fiscal year, to serve as the Company's independent public auditors for the current fiscal year. If the Stockholders fail to approve the selection of such auditors, the Board of Directors will reconsider the selection.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of Stockholders.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      VOTING "FOR" THE PROPOSAL TO APPROVE
                          KPMG PEAT MARWICK LLP AS THE
                         COMPANY'S INDEPENDENT AUDITORS

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during fiscal 1995, fiscal 1996 and fiscal 1997 for the Chief Executive Officer of the Company and the other officers of the Company whose total annual salary, bonus and awards for fiscal 1997 exceeded $100,000 (the "Named Officers"):

                                                            Long-Term
                                                          Compensation
                                                     Restricted   Shares
 Name and Principal            Annual Compensation   Stock   Underlying    All Other
 Position             Fiscal Year  Salary    Bonus    Awards(5)   Options   Compensation
 Richard H. Penske..    1997     $181,491  $90,000         -0-       -0-       $50,323(1)
   Chief Executive      1996      157,308   60,000         -0-       -0-        48,764(1)
     Officer            1995      150,000   50,000         -0-       -0-        47,072(1)

 John F. Eureyecko..    1997      169,774   88,000     $15,401(6) 50,000         5,139(2)
   President            1996      153,933   55,000       4,259       -0-         4,995(2)
                        1995      136,154   36,500         -0-    25,000         5,164(3)

 Sharon J. Zondag...    1997      107,661   35,000       8,024(7)  10,000        4,070(2)
   Senior Vice          1996       96,164   22,000       2,658       -0-         3,393(2)
     President--        1995       79,106   12,000         -0-    25,000         2,601(2)
   Store Operations

 Barry R. Clauser...    1997      107,576   30,000       8,024(7)  10,000        3,907(2)
   Senior Vice          1996       95,587   15,000       2,658       -0-         3,425(2)
     President--        1995       87,115    7,500         -0-     25,000        3,121(4)
  Merchandise
 Operations

 Susan S. Iseminger.    1997       79,029   19,205       5,870(8)   4,000        2,737(2)
   Vice President--     1996       68,596   19,040       1,918       -0-         3,064(2)
   Store Operations     1995       63,731   15,000          -0-     8,000        1,701(2)


----------

     (1) The compensation reported represents: (i) the Company's contributions and matching payments under the Company's Retirement and Savings Plan in the aggregate amounts of $5,013 in 1997, $4,590 in 1996 and $4,027 in fiscal 1995;
(ii) the premiums on a life insurance policy on the life on Mr. Penske, of which Mr. Penske's wife is the sole beneficiary, which were $3,119 in fiscal 1997, $2,803 in fiscal 1996 and $1,570 in fiscal 1995; and (iii) the amount, on a term loan approach, of the benefit of the whole-life portion of the premiums for a split dollar life insurance policy paid by the Company projected on an actuarial basis which was $42,191 in fiscal 1997, $41,371 in fiscal 1996 and $41,475 in fiscal 1995.

     (2) The compensation reported represents the Company's contribution and matching payments under the Company's Retirement and Savings Plan.

     (3) The compensation reported represents: (i) the Company's contribution and matching payments under the Company's Retirement and Savings Plan in the aggregate amount of $4,066; and (ii) $1,098 which is the value of an interest-free loan made by the Company to Mr. Eureyecko.

     (4) The compensation reported represents: (i) the Company's contribution and matching payment under the Company's Retirement and Savings Plan in the aggregate amount of $2,985 in fiscal 1995; and (ii) $136 in fiscal 1995 which equals one-half the premium on a term life insurance policy on the life of Mr. Clauser of which Mr. Clauser's wife was a 50% beneficiary.

     (5) At March 31, 1997: Mr. Eureyecko held an aggregate of 56,901 shares of restricted stock, having a total value of $1,436,750; Ms. Zondag held an aggregate of 18,481 shares of restricted stock, having a total value of $466,645; Mr. Clauser held an aggregate of 28,481 shares of restricted stock, having a total value of $719,145; and Ms. Iseminger held an aggregate of 321 shares of restricted stock, having a total value of $8,105. All restricted stock awards reported in the Summary Compensation Table vest in whole in under three years from the date of grant.

     (6) The value of 112 shares of restricted stock for which salary was withheld in the fourth quarter of fiscal 1997 has been determined based on the closing market price of Common Stock on May 13, 1997, although as of such date such shares had not been granted.

     (7) The value of 70 shares of restricted stock for which salary was withheld in the fourth quarter of fiscal 1997 has been determined based on the closing market price of Common Stock on May 13, 1997, although as of such date such shares had not been granted.

     (8) The value of 51 shares of restricted stock for which salary was withheld in the fourth quarter of fiscal 1997 has been determined based on the closing market price of Common Stock on May 13, 1997, although as of such date such shares had not been granted


Stock Option Exercises and Holdings

     The following table contains information concerning the stock option grants made to each of the Named Officers in fiscal 1997:

                                 Option Grants in Fiscal 1997


                               Individual Grants
                                 % of Total                           Potential Realizable
                      Number of    Options                              Value at Assumed
                     Securities  Granted to                           Annual Rates of Stock
                     Underlying   Employees   Exercise                 Price Appreciation
                       Options    in Fiscal   Price PerExpiration      for Option Term(2)
Named Officer        Granted(1)     1997        Share     Date            5%          10%

Richard H.               --          --         --          --            --         --
Penske.....
John F.               25,000(3)      13%       $18.00  June 24, 2006   $283,000    $717,250
Eureyecko.....
                      25,000(4)      13         22.00  March 6, 2007    346,000     876,500
Sharon J. Zondag      10,000(4)       5         22.00  March 6, 2007    138,400     350,600
 ......
Barry R. Clauser      10,000(4)       5         22.00  March 6, 2007    138,400     350,600
 ......
Susan S.               4,000(4)       2         22.00  March 6, 2007     55,360     140,240
Iseminger....

----------

     (1) Numbers shown represent options granted under the 1994 Stock Option Plan to purchase Common Stock.

     (2) Future value of current-year grants assuming appreciation in the market value of the Common Stock of 5% and 10% per year over the ten-year option period. The actual value realized may be greater than or less than potential realizable values set forth in the table.

     (3) One-fifth of these options were exercisable on June 24, 1996 and the remaining four-fifths are exercisable in four equal installments on the first four anniversaries of such date.

     (4) One-fifth of these options were exercisable on March 6, 1997 and the remaining four-fifths are exercisable in four equal installments on the first four anniversaries of such date.

     The following table provides information related to options exercised during fiscal 1997 by each of the Named Officers and the number and value of options held at March 31, 1997 by such individuals:

 Aggregated Option Exercises in Fiscal 1997 and Option Values at March 31, 1997

                                              Number of Shares
                                           Underlying Unexercised     Value of Unexercised
                      Shares                     Options at          In-the-Money Options at
                     Acquired     Value        March 31, 1997            March 31, 1997
Named Officer       on Exercise Realized   ExercisableUnexercisable  Exercisable  Unexercisable

Richard H.              --         --         --           --            --            --
Penske...
John F.                 --         --        25,000      50,000       $311,250      $ 382,500
Eureyecko....
Sharon J. Zondag        --         --        17,000      18,000        265,250        198,500
 ....
Barry R. Clauser        --         --        17,000      18,000        265,250        198,500
 ....
Susan S.                --         --         5,600       6,400         85,400         65,600
Iseminger..

Report of the Compensation Committee

     The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Company's compensation policies are structured to enable the Company to attract, retain and motivate highly qualified executive officers to contribute to the Company's goals and objectives and its overall financial success. In determining executive compensation, the Compensation Committee reviews and evaluates information supplied by management and bases decisions both on the Company's performance and on the individual's contribution and performance. The compensation of executive officers includes salary and incentive compensation. Salary

     The Compensation Committee reviews the salary of each executive officer in relation to the previous salaries and with regard to general industry conditions or trends. The salaries are set at levels intended to reward achievement of individual and company goals and to motivate and retain highly qualified executives whom the Compensation Committee believe are important to the continued success of the Company. While the Compensation Committee's decisions are largely subjective rather than based on formulas, the Compensation Committee does consider various measures of the financial condition of the Company in absolute terms and in relation to internal performance goals.

Incentive Compensation

     The Compensation Committee believes that incorporating annual incentive compensation into the total compensation of executive officers encourages the executives to have the common goal of achieving the Company's economic and strategic objectives. As with salary considerations, the Compensation Committee bases its decisions regarding incentive compensation, which may take the form of cash bonuses, grants of stock options or grants of restricted stock, on both corporate and individual performance. Decisions are made on a subjective basis and are not based on formulas.

Summary

     As described above, the Compensation Committee believes that its policies and actions have, and will continue to, motivate and reward the executive officers who contribute to the Company's financial performance and increase the Company's value to Stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                        Alan R. Hoefer and Mark A. Randol

                             STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total Stockholder return on the Common Stock from the commencement of public trading of the Common Stock on October 13, 1994 through March 31, 1997, the cumulative total return on the S & P 500 Index, the S & P Specialty Retail Index and the Dow Jones Specialty Retail Index during such period. This year the Company has elected to include a comparison to the Dow Jones Specialty Retail Index because it reflects the composite results of a broader cross-section of retailers than the S & P Specialty Retail Index. The Company feels this index presents a more meaningful comparison of the relative performance of the Company's stock. The comparison assumes $100 was invested on October 13, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of any dividends.



                      10/13/94    12/30/94   3/31/95 6/30/95  9/29/95 12/29/95  3/29/96  6/28/96  9/30/96  12/31/96 3/31/97

Piercing Pagoda,         100.00     96.59     77.27   96.59   127.27   163.64    138.64   168.18   202.27   220.45   229.55
Inc.
S&P 500                  100.00     99.98    109.72  120.19   129.74   137.56    144.95   151.45   156.13   169.15   173.68
Dow Jones Specialty
Retail                   100.00     83.72     77.69   79.66    76.19    63.25     78.78    88.08    88.25    88.88    86.33
S&P Specialty Retail     100.00     95.28     92.88   97.18   102.55    98.73    109.31   117.80   119.94   111.06   109.08



                                    STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at the address appearing on the first page of this proxy statement by April 7, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                   SOLICITATION OF PROXIES

     The enclosed form of proxy is being solicited on behalf of the Company's Board of Directors. The Company will bear the cost of the solicitation of the Board of Directors' proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners.

     In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone, telegraph or telecopy by directors, officers or regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                              Piercing Pagoda, Inc.
           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of Piercing Pagoda, Inc. (the "Company") hereby appoints Richard H. Penske and John F. Eureyecko, and each of them acting individually, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania, on September 17, 1997 at 10:00 a.m., and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the opposite side of this Proxy.

     UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE NOMINEES OF THE BOARD OF DIRECTORS IN THE ELECTION OF TWO DIRECTORS WHOSE TERMS OF OFFICE WILL EXTEND UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, "FOR" THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S 1994 STOCK OPTION PLAN IN ORDER TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES AVAILABLE THEREUNDER AND "FOR" THE APPROVAL OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR ENDING MARCH 31, 1998. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

                     (Please sign and date on reverse side)

1. Election of Directors.

        Richard H. Penske                   FOR       AGAINST    WITHHOLD
                                           /---/       /---/      /---/

        Alan R. Hoefer                      FOR       AGAINST    WITHHOLD
                                           /---/      /---/      /---/
2. Approval of the amendment of the
   Company's 1994 Stock Option Plan
   in order to, among other things,
   increase the number of shares available
   thereunder.                              FOR       AGAINST    WITHHOLD
                                           /---/      /---/      /---/

3. Ratification of the appointment  of
   KPMG Peat Marwick LLP as the
   Company's independent public auditors.   FOR       AGAINST    WITHHOLD
                                           /---/      /---/      /---/

     The undersigned hereby acknowledges receipt of Notice of Annual Meeting, Proxy Statement and Annual Report.

     PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)______________________________________Dated:________________, 1997

     NOTE: Please sign this proxy exactly as name(s) appears in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your titles as such and, if the signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.

                       APPENDIX TO PROXY STATEMENT FOR THE
                     1997 ANNUAL MEETING OF STOCKHOLDERS OF
                              PIERCING PAGODA, INC.

         Amendments to the Piercing Pagoda, Inc. 1994 Stock Option Plan




                       AMENDMENT DATED AS OF MAY 13, 1997
                                     TO THE
                  PIERCING PAGODA, INC. 1994 STOCK OPTION PLAN

     WHEREAS, Piercing Pagoda, Inc. (the "Company") has adopted the Piercing Pagoda, Inc. 1994 Stock Option Plan (the "Plan"); and
     WHEREAS, the Company desires to amend the Plan to increase the number of shares that may be subject to options; and
     WHEREAS, the Board of Directors of the Company is generally authorized under Section 12 of the Plan to amend the Plan from time to time in such manner as it may deem advisable, subject in certain instances to the approval of the Company's stockholders.
     NOW, THEREFORE, the Plan is hereby amended, effective immediately, subject to the approval of the Company's stockholders, by adding a new Section 16 that provides as follows:
                   "Section  16.  Amendment  to  Increase  the  Number of Shares
                 Subject to the Plan. Section 6 of the Plan is hereby amended in order to increase the aggregate number of Shares for which Options may be granted pursuant to the Plan from four hundred fifty thousand (450,000) to six hundred thousand (600,000)."

                      AMENDMENT DATED AS OF JULY 25, 1997
                                     TO THE
                  PIERCING PAGODA, INC. 1994 STOCK OPTION PLAN

     WHEREAS, Piercing Pagoda, Inc. (the "Company") amended the Piercing Pagoda, Inc. 1994 Stock Option Plan (the "Plan") to increase the aggregate maximum number of shares of common stock of the Company which may be subject to grants under the Plan from 450,000 to 600,000 as of May 13, 1997, subject to the approval of such amendment by the Company's stockholders on or before May 12, 1998; and
     WHEREAS, the Company desires to amend certain provisions of the Plan relating to its administration in order to permit the Plan to be administered in accordance with the certain requirements applicable under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") to plans providing "performance-based" compensation and the changes in provisions relating to exemption from liability for certain Company stock transactions under Section 16 of the Securities Exchange Act of 1934 consistent with the provisions of SEC Rule 16b-3, as amended; and
     WHEREAS, the Company desires to amend the Plan, consistent with the requirements of Code Section 162(m), to set certain limitations on the number of shares that may be subject to options granted to any one employee during a calendar year; and
     WHEREAS, the Board of Directors of the Company is generally authorized under Section 12 of the Plan to amend the Plan from time to time in such manner as it may deem advisable, subject in certain instances to the approval of the Company's stockholders.
     NOW, THEREFORE, the Plan is hereby amended, effective immediately, subject to the approval of the Company's stockholders as follows:
          The definition of "Disinterested Director" as set forth in Section 2(h) of the Plan is deleted, and any use of the term Disinterested Director contained in the Plan shall be interpreted as meaning "Outside Director" and any use of the term Disinterested Director Committee contained in the Plan shall be interpreted as meaning "Outside Director Committee" as those terms are defined in Section 3, as amended below, as required by or appropriate to the context.
                      Section 3 is amended to read:
          "3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company or by a committee or committees designated by the Board of Directors composed of two or more members of the Board of Directors; provided however, that the Board of Directors may (i) designate a committee composed of two or more of directors, each of whom is, or is expected to become, both an "Outside Director" (as that term is defined in Treasury Regulations promulgated pursuant to Code Section 162(m)) and a "Non-employee Director" (as that term is defined for purposes of Rule 16b-3), (the "Outside Director Committee"), to operate and administer the Plan in its stead, (ii) designate two committees to operate and administer the Plan in its stead, a Outside Director Committee to operate and administer the Plan with respect to those employees of the Company who are expected to be "Covered Employees" (as that term is used for purposes of Code Section 162(m)), the Company's Section 16 Officers and the members of the Board of Directors who are not members of the Outside Director Committee, and another committee composed of two or more members of the Board of Directors (which may include directors who are not Outside Directors) to operate and administer the Plan with respect to persons other than potential Covered Employees, Section 16 Officers or members of the Board of Directors or (iii) designate a Outside Director Committee to operate and administer the Plan with respect to the Company's potential Covered Employees, Section 16 Officers and members of the Board of Directors (other than members of Outside Director Committee) and itself operate and administer the Plan with respect to persons other than potential Covered Employees, Section 16 Officers or members of the Board of Directors. Any of such committees designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee." With the exception of the timing of grants of Options, the price at which Shares may be purchased, and the number of Shares covered by Options granted to each member of the Outside Director Committee, all of which shall be as specifically set forth in Section 9, the other provisions set forth herein, as it pertains to members of the Outside Director Committee, shall be administered by the Board of Directors.

          (a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board of Directors.

          (b) Grants. Except with respect to Options granted to members of the Outside Director Committee pursuant to Section 9, the Committee shall from time to time at its discretion direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the persons to whom, the times at which, and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number of Shares subject thereto, and (iii) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. Notwithstanding the foregoing, grants of Options to members of the Outside Director Committee shall be made exclusively in accordance with Section 9. The interpretation and construction by the Committee of any provisions of tn or of any Option granted under it shall be final, binding and conclusive.he Plan or of any Option granted under it shall be final, binding and conclusive.

          (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Subsection 3(c) shall not apply to (i) any breach of such member's duty of loyalty to the Company, an Affiliate, or the Company's stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

          (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further act on his part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding."

                      Section 5 of the Plan is hereby amended to read:

          "5. Eligibility. All employees, members of the Board of Directors, consultants and advisors of the Company or of any Affiliate shall be eligible to receive Options hereunder. However, members of the Outside Director Committee may receive Options only pursuant to Section 9 of the Plan. The Committee, in its sole discretion, shall determine whether an individual is eligible for a grant of an Option under the Plan as an employee, consultant, advisor or member of the Board of Directors for grants of Options under the Plan (except for those Options granted automatically to members of the Outside Director Committee pursuant to
     Section 9 of the Plan)."

                      Section 8(a) of the Plan is hereby amended to read:

          "(a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not intended to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything contained herein to the contrary, no employee shall be granted options to acquire more than 100,000 Shares during any one calendar year."

     In all other respects, the provisions of the Plan shall remain in full force and effect.